Exhibit 10.15

This Warrant was not issued pursuant to a disclosure document under Chapter 6D of the Australian Corporations Act 2001 (the “Corporations Act”) or a product disclosure statement under Chapter 7 of the Corporations Act.  This Warrant may not be offered for resale within Australia within 12 months of it having been issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

UNILIFE CORPORATION

WARRANT

dated as of February 22, 2016

THIS CERTIFIES THAT, for value received, Royalty Opportunities S.à r.l or its successors or permitted assigns (such Person and such successors and assigns each being the “Warrant Holder” with respect to the Warrant held by it), at any time and from time to time on any Business Day on or prior to 5:00 p.m. (New York City time), on the Expiration Date (as herein defined), is entitled (a) to subscribe for the purchase from Unilife Corporation, a Delaware corporation (the “Company”), 16,739,805 Shares (currently trading in the form of common stock on NASDAQ) at a price per Share equal to the Exercise Price (as herein defined), and (b) to the other rights set forth herein; provided that the number of Shares issuable upon any exercise of this Warrant and the Exercise Price shall be adjusted and readjusted from time to time in accordance with Section 5.  By accepting delivery hereof, the Warrant Holder agrees to be bound by the provisions hereof.

IN FURTHERANCE THEREOF, the Company irrevocably undertakes and agrees for the benefit of Warrant Holder as follows:

Section 1. Definitions and Construction.

(a) Certain Definitions.  As used herein (the following definitions being applicable in both singular and plural forms):

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

“ASX” means ASX Limited or the Australian Securities Exchange operated by ASX Limited as the context requires.

“ASX Listing Rules” means listing rules of the official list of the ASX, as amended or waived from time to time.

“ASX Settlement Rules” means the ASX Settlement Operating Rules of ASX Settlement Pty Limited, as amended or waived from time to time.

“Appraised Value” means at any time the fair market value thereof determined in good faith by the Board of Directors of the Company as of a date which is within ten (10) days of the date as of which the determination is to be made.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Sydney, Australia are authorized by law to close.

“CDIs” means CHESS Depositary Interests over Shares which are traded on the ASX.

“Corporations Act” means the Australian Corporations Act 2001 (Cth), as amended from time to time.

“Closing Price” means, for any trading day with respect to a Share, (a) the last reported sale price on such day on the principal national securities exchange on which the Shares are listed or admitted to trading or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal, or (b) if such Shares shall not be listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market; provided that if clause (a) or (b) applies and no price is reported in The Wall Street Journal for any trading day, then the price reported in The Wall Street Journal for the most recent prior trading day shall be deemed to be the price reported for such trading day.

“Commission” means the Securities and Exchange Commission or any other Federal agency administering the Securities Act at the time.

“Exchange Act” means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Exercise Amount” means for any number of Warrant Shares as to which this Warrant is being exercised the product of (i) such number of Warrant Shares times (ii) the Exercise Price.

“Exercise Price” means $1.25 per Warrant Share, as adjusted from time to time pursuant to Section 5.

“Expiration Date” means February 22, 2026.

“Initial Holder” means Royalty Opportunities S.à r.l.

"NASDAQ" means the NASDAQ Stock Market, Inc.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Prospectus Supplement” means the prospectus supplement to the Base Prospectus relating to the registration for resale of the Warrant and Warrant Shares.

“Public Reports” includes all reports filed by Company under the Securities Act or the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two full fiscal years preceding the date of this Warrant and thereafter.

“Requisite Holders” means at any time holders of Warrants representing at least a majority of the Warrant Shares outstanding or issuable upon the exercise of all the outstanding Warrants.

“Registration Statement” means the Company’s shelf registration statement on Form S-3 (File No. 333-197122), including the prospectus therein (the “Base Prospectus”), amendments and supplements thereto relating to the offer and sale of the Warrant and the Warrant Shares (including pre- and post-effective amendments), all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement, and any information contained or incorporated by reference in a prospectus filed with the Commission in connection with the Registration Statement relating to the offer and sale of the Warrant and the Warrant Shares, to the extent such information is deemed under the Securities Act to be part of any such registration statement.

“Securities Act” means the Securities Act of 1933, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Shares” means the Company's currently authorized common stock, $0.01 par value, and stock of any other class or other consideration into which such currently authorized capital stock may hereafter have been changed.  For the avoidance of doubt, references to the Shares do not apply to CDIs.

“Warrant” means, as the context requires, this warrant and any successor warrant or warrants issued upon a whole or partial transfer or assignment of any such Share purchase warrant or of any such successor warrant.

“Warrant Shares” means the number of Shares issued or issuable upon exercise of this Warrant as set forth in the introduction hereto, as adjusted from time to time pursuant to Section 5, or in the case of other Warrants, issuable upon exercise of those Warrants.

(b) Accounting Terms and Determinations.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles.  When used herein, the term “financial statements” shall include the notes and schedules thereto.  References to fiscal periods are to fiscal periods of the Company.

(c) Computation of Time Periods.  With respect to the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”  Periods of days shall be counted in calendar days unless otherwise stated.

(d) Construction.  Unless the context requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Warrant refer to this Warrant as a whole and not to any particular provision of this Warrant.  Section, subsection, clause, exhibit and schedule references are to this Warrant, unless otherwise specified.  Any reference to this Warrant includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

(e) Exhibits and Schedules.  All of the exhibits and schedules attached hereto shall be deemed incorporated herein by reference.

(f) No Presumption Against Any Party.  Neither this Warrant nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto or thereto, whether under any rule of construction or otherwise.  On the contrary, this Warrant has been reviewed by each of the parties and their counsel and, in the case of any ambiguity or uncertainty, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

Section 2. Exercise of Warrant.

(a) Exercise and Payment.  The Warrant Holder may exercise this Warrant in whole or in part, at any time or from time to time on any Business Day on or prior to the Expiration Date, by delivering to the Company a duly executed notice (a “Notice of Exercise”) in the form of Exhibit A and by payment to the Company of the Exercise Price per Warrant Share, at the election of the Warrant Holder, either (a) by wire transfer of immediately available funds to the account of the Company in an amount equal to the Exercise Amount, (b) by receiving from the Company the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being exercised minus (ii) the number of Warrant

Shares having a value, based on the Closing Price on the trading day immediately prior to the date of such exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day), equal to the Exercise Amount, or (c) any combination of the foregoing.  For all purposes of this Warrant (other than this Section 2(a)), any reference herein to the exercise of this Warrant shall be deemed to include a reference to the exchange of this Warrant into Shares subject to and in accordance with the terms of clause (b).

(b) Effectiveness and Delivery.  As soon as practicable but not later than five Business Days after the Company shall have received such Notice of Exercise and payment, the Company shall instruct its transfer agent or depository to enter in its book entry settlement system the names of the respective holders thereof for that number of Shares issuable upon such exercise. If the transfer agent or depository for the Company ceases to make its book-entry settlement system available for the Shares the Company shall instruct the transfer agent or depository to issue physical certificates for the Shares issuable upon such exercise.

To the extent that the Company is able to rely on the relief provided by section 708A(5) of the Corporations Act, the Company will procure that its share registrar issue a holding statement with respect to such Warrant Shares and will within five Business Days after the date of issue, provide the ASX a notice meeting the requirements of section 708A(6) of the Corporations Act. In the event that the Company is unable to rely on the relief provided by section 708A(5) of the Corporations Act, prior to the issue of the relevant Warrant Shares, it will as promptly as practicable and in any event within 10 Business Days after the date of the Notice of Exercise issue a compliance prospectus as is required under Part 6D.2 of the Corporations Act to enable the “on-sale” of the relevant Warrant Shares and shall as soon as practicable issue the relevant Warrant Shares specified in the Notice of Exercise and register such Warrant Shares in the name of the Warrant Holder as the holder of record and will procure that its share registrar issue a holding statement with respect to such Warrant Shares.  Notwithstanding the foregoing, the provisions of this paragraph shall not apply to the extent that the CDIs are no longer listed on the ASX.

For the purposes of this Section 2(b), the Company warrants that (a) the purpose of the issue and sale of the Warrants is not to facilitate the subsequent sale or transfer of the Warrants or Warrant Shares (or grant, issue or transfer any interest in or option over the Warrant Shares (including or CDIs over the Warrant Shares)) on ASX or in an off-market sale into Australia; and (b) the Warrant Holder warrants that it is not acquiring the Warrants or the Warrant Shares for the purpose of selling or transferring the Warrants or the Warrant Shares (or granting, issuing or transferring any interest in or option over the Warrants or Warrant Shares (including CDIs over Warrant Shares)) on ASX or in an off-market sale into Australia.

(c) Surrender of Warrant.  The Warrant Holder shall surrender this Warrant to the Company when it delivers the Notice of Exercise, and in the event of a partial exercise of the Warrant, the Company shall execute and deliver to the Warrant Holder, at the time the Company delivers the Shares issued pursuant to such Notice of Exercise, a new Warrant for the unexercised portion of the Warrant, but in all other respects identical to this Warrant.

(d) Compliance with Law.  The Company shall comply with its by-laws and the applicable rules of NASDAQ  such that all shares of Common Stock issued on the exercise of the Warrant are validly issued, fully paid, freely transferable and rank in all respects (including but not limited to rights relating to dividends) pari passu with the existing Common Stock at the date of issue.

(e) Issuance.  No Warrant Shares shall be issued in the form of CDIs.

(f) Fractional Shares.  The Company shall not be required to issue fractions of Shares upon an exercise of the Warrant.  If any fraction of a Share would, but for this restriction, be issuable upon an exercise of the Warrant, in lieu of delivering such fractional Share, the Company shall pay to the Warrant Holder, in cash, an amount equal to the same fraction times the Closing Price on the trading day immediately prior to the date of such exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day).

(g) Expenses and Taxes.  The Company shall pay all expenses, taxes and owner charges payable in connection with the preparation, issuance and delivery of the Warrant Shares and any new Warrants, except that if the Warrant Shares or the new Warrants are to be registered in a name or names other than the name of the Warrant Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Warrant Holder at the time of its delivery of the Notice of Exercise or promptly upon receipt of a written request by the Company for payment.

(h) Automatic Cashless Exercise.   To the extent that there has not been an exercise by the Warrant Holder pursuant to Section 2(a) hereof, any portion of the Warrant that remains unexercised shall be exercised automatically in whole (not in part), upon the Expiration Date.  Payment by the Warrant Holder upon such automatic exercise shall be in the form of the Warrant Holder receiving from the Company the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being automatically exercised minus (ii) the number of Warrant Shares having a value, based on the Closing Price on the trading day immediately prior to the date of such automatic exercise (or if there is no such Closing Price, then based on the Appraised Value as of such day), equal to the Exercise Amount.

(i) HSR Act.  Notwithstanding anything to the contrary contained in this Warrant, in the event that any exercise of this Warrant is subject to the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the exercise by the Warrant Holder of this Warrant, the satisfaction by the Warrant Holder of the payment obligations under this Warrant, and the issuance by the Company of the Warrant Shares shall be subject to the expiration or earlier termination of the waiting period under the HSR Act.

Section 3. Reserved.

Section 4. Representations and Warranties.  The Company hereby represents, warrants and covenants to the Warrant Holder, as of the date of this Warrant:

(a) This Warrant has been duly authorized, is validly issued, and constitutes the valid and binding obligation of the Company.

(b) The Company is duly authorized and has reserved, and the Company hereby agrees that it will at all times until the Expiration Date have duly authorized and reserved, such number of Shares as will be sufficient to permit the exercise in full of the Warrant, and that all such Shares are and will be duly authorized and, when issued upon exercise of the Warrant, will be validly issued, fully paid and non-assessable, and free and clear of all security interests, claims, liens, equities and other encumbrances.

(c) The Registration Statement has become effective under the Securities Act. The Company has complied in all material respects with all requests of the Commission for additional or supplemental information, if any, relating to the Registration Statement. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted by the Commission or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. At the time the Company’s Annual Report on Form 10-K for the year ended June 30, 2015 was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act.

(d) Except for the transactions contemplated by the Securities Purchase Agreement, dated February 22, 2016 by and between the Company and Amgen Inc. and as otherwise disclosed by the Company to the initial Warrant Holder prior to the date hereof, the capitalization of the Company is as described in the Public Reports. No person has any right of first refusal, preemptive right, right of participation, or any similar right which has not been waived or satisfied. There are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any Shares, or contracts, commitments, understandings or arrangements by which Company or any subsidiary is or may become bound to issue additional Shares or securities convertible into or exercisable for Shares. The issuance of the Warrant or Warrant Shares will not obligate the Company to issue Shares or other securities to any person, other than the Warrant Holder, and will not result in a right of any holder of Company’s securities to adjust the exercise, conversion, exchange, or reset price under such securities. All of the outstanding shares of capital stock of Company are validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of Company or others is required for the issuance of the Warrant or Warrant Shares. Except as disclosed in the Public Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to Company’s capital stock to which Company is a party or, to the knowledge of Company, between or among any of Company’s stockholders.

(e) The Prospectus Supplement has been filed with the Commission in accordance with the requirements of Rule 424(b) under the Securities Act.

Section 5. Antidilution Provisions.  The Warrant Holder is not entitled to participate in any new issue to existing shareholders of securities in the Company unless it has exercised this Warrant before the record date for determining entitlements to the new issue of securities and participate as a result of holding Warrant Shares. The Exercise Price in effect at any time, and the number of Warrant Shares that may be purchased upon any exercise of the Warrant, shall be subject to change or adjustment as follows:

(a) Adjustments.

(i) Bonus issues.  If the Company makes a bonus issue of Shares or other securities to existing shareholders (except an issue in lieu of dividends or by way of dividend reinvestment) and no Warrant Shares have been issued before the record date for determining entitlements to the issue, then the number of Warrant Shares over which the Warrant is exercisable is increased by the number of shares which the Warrant Holder would have received if the Warrant Holder had exercised the Warrant before the record date for determining entitlements to the issue.

(ii) Pro rata issues.  If the Company makes a pro rata issue of Shares (except a bonus issue) to existing shareholders (except an issue in lieu or in satisfaction of dividends by way of dividend reinvestment) and no Warrant Shares have been issued in respect of the Warrant before the record date for determining entitlements to the issue, the Exercise Price of the Warrant is reduced in accordance with the ASX Listing Rules.

(iii) Reorganization.  If there is a reorganization (including consolidation, sub-division, reduction or return) of the share capital of the Company, then the rights of the Warrant Holder (including the number of Warrant Shares to which the Warrant Holder is entitled to and the Exercise Price) are changed to the extent necessary to comply with the ASX Listing Rules applying to a reorganization of capital at the time of the reorganization.

(b) Transactions.  In case at any time the Company shall initiate any transaction or be a party to any transaction with a Person (including, without limitation, a merger, consolidation, share exchange, sale, lease or other disposition of all or substantially all of the Company’s assets, liquidation, recapitalization or reclassification of the Shares) in connection with which the Shares shall be changed into or exchanged for securities of another corporation or interests in a non-corporate entity or any combination of the foregoing (each such transaction being herein called a “Transaction”), then as a condition of the consummation of the Transaction, lawful, enforceable and adequate provision shall be made so that the Warrant Holder shall be entitled receive a new warrant in form and substance similar to, and in exchange for, this Warrant to purchase all or a portion of such securities or other property (subject to adjustments from and after the consummation date of the Transaction as nearly equivalent as possible to the adjustments provided for in this Section 5).  In case at any time the Company shall initiate any transaction or be a party to any transaction with a Person (including, without limitation, a merger, consolidation, share exchange, sale, lease or other disposition of all or substantially all of the Company’s assets, liquidation, recapitalization or reclassification of the Shares) in connection with which the Shares (or a portion thereof) shall be changed into or exchanged for cash or property other than securities of another corporation or interests in a non-corporate entity (“Non-Securities Transaction”), then as a condition of the consummation of the Non-Securities Transaction, then  lawful, enforceable and adequate provision shall be made so that the Warrant Holder shall be entitled to receive the consideration that would have been payable had this Warrant been fully exercised immediately prior to the consummation of such Non-Securities Transaction (net of the aggregate Exercise Price of the balance of the Shares issuable upon exercise of the Warrant), and upon such provision this Warrant shall be canceled and of no further force or effect.

The Company will not effect any Transaction unless prior to consummation thereof each corporation or other entity (other than the Company) which may be required to deliver any new warrant or other securities as provided herein assumes, by written instrument delivered to the Warrant Holder, the obligation to deliver to such Warrant Holder such new warrant or other securities as in accordance with the foregoing provisions such Warrant Holder may be entitled to receive and such corporation or entity shall have similarly delivered to the Warrant Holder an opinion of counsel for such corporation or entity, reasonably satisfactory to the Warrant Holder, which opinion shall state that all of the terms of the new warrant or this Warrant shall be enforceable against the Company and such corporation or entity in accordance with the terms hereof and thereof, together with such other opinions customary for such transactions as the Warrant Holder may reasonably request.  The foregoing provisions of this Section 5(b) shall similarly apply to successive Transactions.

(c) Special Distributions; Above Market Purchases of Securities.  If the Company shall issue or distribute to any existing shareholder or any cash dividend or other distribution (excluding any new issue to existing shareholders) (any such nonexcluded event being herein called a “Special Distribution”), then the Warrant Holder shall be entitled to a pro-rata share of such Special Distribution as though the Warrant Holder had fully exercised this Warrant immediately prior to the record date for such Special Distribution, and the Company shall pay or distribute such pro-rata share to Warrant Holder when paid or distributed to the holders of the Shares.

(d) Adjustment Rules.

(i) Any adjustments pursuant to this Section 5 shall be made successively whenever any event referred to herein shall occur.

(ii) If the Company shall take a record of the holders of its Shares for any purpose referred to in this Section 5, then, to the extent the CDIs remain listed on the ASX, subject to any requirement to the contrary under the ASX Listing Rules, (x) such record date shall be deemed to be the date of the issuance, sale, distribution or grant in question and (y) if the Company shall legally abandon such action prior to effecting such action, no adjustment shall be made pursuant to this Section 5 in respect of such action.

(iii) In computing adjustments under this Section 5, (A) fractional interests in Shares shall be taken into account to the nearest one-thousandth of a Share, and (B) calculations of the Exercise Price shall be carried to the nearest one-thousandth of one cent.

(e) Proceedings Prior to Any Action Requiring Adjustment.  As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 5, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Shares which the Warrant Holder is entitled to receive upon exercise of the Warrant.

(f) Notice of Adjustment.  Not less than 10 days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Section 5, the Company shall give notice to the Warrant Holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and computation thereof.  If the required adjustment is not determinable as the time of such notice, the Company shall give notice to the Warrant Holder of such adjustment and computation as soon as reasonably practicable after such adjustment becomes determinable.  Any calculation or adjustments which are required to be made by this Section 5 shall be made by the Board of the Company, and shall in the absence of manifest error, be final and conclusive and binding on the Company and the Warrant Holder.

(g) Subsequent Warrants.  Irrespective of any adjustments in the Exercise Price or the number of Warrant Shares issuable upon exercise of this Warrant, any successor or replacement warrants issued theretofore or thereafter may continue to express the same Exercise Price per Share and number and kind of Warrant Shares as are stated in this Warrant.

(h) No Avoidance.  The Company shall not, by amendment of its certificate of incorporation or by-laws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant, to the extent of the rights expressly provided hereby, against dilution or other impairment as if the holder was a shareholder of the Company entitled to the benefit of fiduciary duties afforded to shareholders under Delaware law.  For the avoidance of doubt, the consolidation, merger, reorganization or transfer of assets solely in exchange for cash or other property that is not securities shall not be deemed to violate this Section 5(h), if the Company complies with Section 5 hereof in connection therewith.

(i) Adjustment of Par Value.  If for any reason (including the operation of the adjustment provisions set forth in this Warrant), the Exercise Price on any date of exercise of this Warrant shall not be lawful and adequate consideration for the issuance of the relevant Warrant Shares, then the Company shall take such steps as are necessary (including the amendment of its certificate of incorporation so as to reduce the par value of the Shares) to cause such Exercise Price to be adequate and lawful consideration on the date the payment thereof is due, but if the Company shall fail to take such steps, then the Company acknowledges that the Warrant Holder shall have been damaged by the Company in an amount equal to an amount, which, when added to the total Exercise Price for the relevant Warrant Shares, would equal lawful and adequate consideration for the issuance of such Warrant Shares, and the Company and the Warrant Holder irrevocably agree that the Warrant Holder shall thereby forgive the right to recover such damages from the Company, and such forgiveness shall constitute, and Company shall accept such forgiveness as, additional lawful consideration for the issuance of the relevant Warrant Shares.

Section 6. Registration Rights.  With respect to the Warrant Shares, the Warrant Holder shall be entitled to the benefit of such registration rights as the Company granted to Amgen Inc. as provided in the Securities Purchase Agreement, dated as of February 22, 2016, by and between the Company and Amgen Inc.

Section 7. Transfer of Warrant.  The Warrant Holder upon transfer of the Warrant must deliver to the Company a duly executed Warrant Assignment in the form of Exhibit B and, if so requested by the Company, evidence reasonably necessary to determine that such transfer complies with applicable law, and upon surrender of this Warrant to the Company and such evidence, the Company shall execute and deliver a new Warrant with appropriate changes to reflect such Assignment, in the name or names of the assignee or assignees specified in the Warrant Assignment or other instrument of assignment and, if the Warrant Holder’s entire interest is not being transferred or assigned, in the name of the Warrant Holder, and upon the Company’s execution and delivery of such new Warrant, this Warrant shall promptly be cancelled; and provided that any assignee shall have all of the rights of an Initial Holder hereunder.  The Company shall pay any transfer tax imposed in connection with such assignment (if any).  Any transfer or exchange of this Warrant shall be without charge to the Warrant Holder (except as provided above with respect to transfer taxes, if any) and any new Warrant issued shall be dated the date hereof.

This Warrant shall not be offered for resale within Australian within 12 months of the date of its initial issuance, unless such resale offer is exempt from the requirement to issue a disclosure document under section 708 or 708A of the Corporations Act.

Section 8. Reserved.

Section 9 Identity of Transfer Agent.  As of the date hereof, the Transfer Agent for the Common Stock is Computershare Trust Company, N.A..  Upon the appointment of any subsequent transfer agent for the Shares, the Company will mail to the Warrant Holder a statement setting forth the name and address of such transfer agent.

Section 10. Covenants.  The Company agrees that:

(a) Information.  So long  as this Warrant remains outstanding or any Initial Holder holds any Warrant Shares, the Company will deliver to the Warrant Holder (or Initial Holder):

(i) as soon as available and in any event within 120 days after the end of each fiscal year, an audited consolidated balance sheet of the Company and its consolidated subsidiaries as of the end of such fiscal year and the related consolidated statements of income, of cash flows, and of changes in shareholders’ equity for such fiscal year, prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and reported on without qualification by public accountants of nationally recognized standing;

(ii) as soon as available but not later than 45 days after the end of each month which is a fiscal quarter end, a consolidated balance sheet of the Company as of the end of such fiscal quarter, and the related consolidated statements of income, cash flows, and changes in shareholders’ equity for such fiscal quarter and for the portion of the fiscal year ended at the end of such fiscal quarter, prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and setting forth, in each case, in comparative form the figures for the corresponding month and the corresponding portion of the previous fiscal year, together with a comparison of results to the Company’s projections for such fiscal year and a management report on and analysis of the Company’s prospects and operations, all certified (subject to normal year‑end audit adjustments) as to fairness of presentation and consistency by the chief financial officer, the treasurer, or the chief accounting officer of the Company;

(iii) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S‑8 or its equivalent) and to the extent the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act actually prepared by the Company as soon as available; and

(iv) promptly, upon the issuance thereof, all statements and notices sent to the  shareholders of the Company.

provided, however, that the requirements of Section 10(a) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) of the Commission or its successor.

(b) Reserved.

(c) Amendments of Organizational Documents.  The Company shall not amend its Certificate of Incorporation, by-laws or other organizational documents in any way that would be more adverse to the rights or interests of the Warrant Holder than to the rights or interests of holders of Shares.

(d) Securities Filings.  The Company will file any reports required to be filed by it under (1) the Corporations Act or the ASX Listing Rules, and (2) the Exchange Act or the rules and regulations adopted by the Commission thereunder with respect to the issue of the Warrants or Warrant Shares.

(e) Obtaining of Governmental Approvals and Stock Exchange Listings.  The Company will, at its own expense, (i) obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities which may from time to time be required of the Company in order to satisfy its obligations hereunder, and (ii) take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of the Warrants, will be listed on each securities exchange, if any, on which the Shares are then listed.  For the avoidance of doubt, the Shares are not listed on ASX.

(f) Reserved.

(g) Structural Dilution.  So long as this Warrant remains outstanding, the Company shall not permit any of its Subsidiaries to issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of any equity securities of such Subsidiary or any securities convertible into or exchangeable for such equity securities (or any rights to subscribe for or to purchase, or any warrants or options for the purchase of any such convertible or exchangeable securities), whether or not immediately exercisable or exercisable prior to the Expiration Date or thereafter.

(h) Notices Of Corporate Action.  In the event of:

(i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any distribution, or any right to subscribe for, purchase or otherwise acquire any Shares or any other securities or property, or to receive any other right, or

(ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or any Corporate Reorganization, or

(iii) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company will mail to the Warrant Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, (iii) the time, if any such time is to be fixed, as of which the holders of record of Shares shall be entitled to exchange their Shares for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction and (iv) the date of such issuance, together with a description of the security so issued and the consideration received by the Company therefor.  Such notice shall be mailed least thirty (30) days prior to the date therein specified.

(i) Registration Statement.  The Company shall, at all times up to and including the Expiration Date, maintain an effective registration statement covering the issuance of the Warrant Shares to the Warrant Holder upon exercise of the Warrant.

Section 11. Lost, Mutilated or Missing Warrants.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant, and, in the case of loss, theft or destruction, upon receipt of indemnification satisfactory to the Company (in the case of an Initial Holder its unsecured, unbonded agreement of indemnity or affidavit of loss shall be sufficient) or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant, the Company shall execute and deliver a new Warrant of like tenor and representing the right to purchase the same aggregate number of Warrant Shares.

Section 12. Waivers; Amendments.  Any provision of this Warrant may be amended or waived with (but only with) the written consent of the Company and the Requisite Holders; provided that no such amendment or waiver shall, without the written consent of the Company and the Warrant Holder, (a) change the number of Warrant Shares issuable upon exercise of the Warrant or the Exercise Price, (b) shorten the Expiration Date, or (c) amend, modify or waive the provisions of this Section or the definition of “Requisite Holders.”; provided, further, a Warrant Holder and the Company may amend or waive any rights and obligations as between each such party under this Warrant.  Any amendment or waiver effected in compliance with this Section shall be binding upon the Company and the Warrant Holder.  The Company shall give prompt notice to the Warrant Holder of any amendment or waiver effected in compliance with this Section.  No failure or delay of the Company or the Warrant Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereon or the exercise of any other right or power.  No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances.  The rights and remedies of the Company and the Warrant Holder hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have.

Section 13. Miscellaneous.

(a) Shareholder Rights.  The Warrant shall not entitle any Warrant Holder, prior to the exercise of the Warrant, to any voting rights as a shareholder of the Company.

(b) Expenses.  The Company shall pay all reasonable expenses of the Warrant Holder, including reasonable fees and disbursements of counsel, in connection with the preparation of the Warrant, any waiver or consent hereunder or any amendment or modification hereof (regardless of whether the same becomes effective), or the enforcement of the provisions hereof; provided that the Company shall not be required to pay any expenses of the Warrant Holder arising solely in connection with a transfer of the Warrant.

(c) Successors and Assigns.  All the provisions of this Warrant by or for the benefit of the Company or the Warrant Holder shall bind and inure to the benefit of their respective successors and assigns.

(d) Severability.  In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(e) Notices.  Any notice or other communication hereunder shall be in writing and shall be sufficient if sent by first-class mail or courier, postage prepaid, and addressed as follows:  (a) if to the Company, addressed to the Company at its address for notices as set forth below its signature hereon or any other address as the Company may hereafter notify to the Warrant Holder and(b) if to the Warrant Holder, addressed to such address as the Warrant Holder may hereafter from time to time notify to the Company for the purposes of notice hereunder.

(f) Equitable Remedies.  Without limiting the rights of the Company and the Warrant Holder to pursue all other legal and equitable rights available to such party for the other parties’ failure to perform its obligations hereunder, the Company and the Warrant Holder each hereto acknowledge and agree that the remedy at law for any failure to perform any obligations hereunder would be inadequate and that each shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

(g) Continued Effect.  Rights and benefits conferred on the holders of Warrant Shares pursuant to the provisions hereof (including Section 6) shall continue to inure to the benefit of, and shall be enforceable by, such holders, notwithstanding the surrender of the Warrant to, and its cancellation by, the Company upon the full or partial exercise or repurchase hereof.

(h) Confidentiality.  The Warrant Holder agrees to keep confidential any proprietary information relating to the Company delivered by the Company hereunder; provided that nothing herein shall prevent the Warrant Holder from disclosing such information:  (i) to any holder of Warrants or Warrant Shares, (ii) to any Affiliate of any holder of Warrants or Warrant Shares or any actual or potential transferee of the rights or obligations hereunder that agrees to be bound by this Section 13(h), (iii) upon order, subpoena, or other process of any court or administrative agency or otherwise required by law, (iv) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (v) which has been publicly disclosed, (vi) which has been obtained from any Person that is not a party hereto or an affiliate or employee of any such party, (vii) in connection with the exercise of any remedy, or the resolution of any dispute hereunder (viii) to the legal counsel or certified public accountants for any holder of Warrants or Warrant Shares, or (ix) as otherwise expressly contemplated by this Warrant.

(i) Governing Law.  THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW.

(j) Section Headings.  The section headings used herein are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of the Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized signatory as of the day and year first above written.

Unilife Corporation, a Delaware corporation

By	/s/ John Ryan
Name: John Ryan
Title: Senior Vice President, General
Counsel and Secretary

Address for Notices:

150 South Warner Road

King of Prussia, PA 19406

Telephone: 717-384-3400
Facsimile: 717-384-3402

DM3\4193777.3

Exhibit A to Warrant

Form of Notice of Exercise

____________________,20___

To:  [________________________]

Reference is made to the Warrant dated __________.  Terms defined therein are used herein as therein defined.

The undersigned, pursuant to the provisions set forth in the Warrant, hereby irrevocably elects and agrees to purchase _______ Shares, and makes payment herewith in full therefor at the Exercise Price of $_______________ in the following form:  ___________________________________________________________.

[If the number of Shares as to which the Warrant is being exercised is less than all of the Shares purchasable thereunder, the undersigned hereby requests that a new Warrant representing the remaining balance of the Shares be registered in the name of ______________, whose address is:  _______________________________.]

The undersigned hereby represents that it is exercising the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution and that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or any underlying Warrant Shares in violation of applicable securities laws.

[NAME OF WARRANT HOLDER]

By

Name:
Title:

[ADDRESS OF WARRANT HOLDER]

DM3\4193777.3

Exhibit B to Warrant

Form of Warrant Assignment

Reference is made to the Warrant dated ____________, issued by [_______________________].  Terms defined therein are used herein as therein defined.

FOR VALUE RECEIVED ____________________ (the “Assignor”) hereby sells, assigns and transfers all of the rights of the Assignor as set forth in such Warrant, with respect to the number of Warrant Shares covered thereby as set forth below, to the Assignee(s) as set forth below:

Number of Warrant Shares

Name(s) of Assignee(s)	Address(es)	Number of Warrant Shares

All notices to be given by the Company to the Assignor as Warrant Holder shall be sent to the Assignee(s) at the above listed address(es), and, if the number of Shares being hereby assigned is less than all of the Shares covered by the Warrant held by the Assignor, then also to the Assignor.

In accordance with Section 7 of the Warrant, the Assignor requests that the Company execute and deliver a new Warrant or Warrants in the name or names of the assignee or assignees, as is appropriate, or, if the number of Shares being hereby assigned is less than all of the Shares covered by the Warrant held by the Assignor, new Warrants in the name or names of the assignee or the assignees, as is appropriate, and in the name of the Assignor.

The undersigned represents that the Assignee has represented to the Assignor that the Assignee is acquiring the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to any sale or distribution, and that the Assignee will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws.

Dated: _________________, 20___

[NAME OF ASSIGNOR]

By

Name:
Title:

[ADDRESS OF ASSIGNOR]